UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Trex Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Trex Company, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2005, Robert G. Matheny resigned as Chairman of the Board of Directors and Chief Executive Officer of the Company on August 11, 2005 (the “Separation Date”). Mr. Matheny informed the Company that he was retiring from such positions for health reasons. Mr. Matheny continues to serve as a member of the Company’s Board of Directors.

In connection with Mr. Matheny’s retirement, on October 19, 2005, the Company and Mr. Matheny entered into a Separation Agreement and Mutual General Release, dated as of October 19, 2005 (the “Separation Agreement”). Under the Separation Agreement, Mr. Matheny retired as of the Separation Date from all employment and other positions with the Company and its subsidiaries, other than Mr. Matheny’s membership on the Company’s Board of Directors.

The Company agreed in the Separation Agreement to pay Mr. Matheny severance pay in the amount of $862,500, less standard deductions and withholdings for applicable federal, state, and local taxes, and less $88,224, which is approximately the amount paid by the Company to Mr. Matheny between the Separation Date and October 19, 2005 without giving effect to such deductions and withholdings (the “Severance Payments”). Unless accelerated in accordance with the Separation Agreement, the Severance Payments will be paid in 35 equal bi-weekly installments in accordance with the Company’s regular payroll practices existing as of the date of the Separation Agreement. The Company also will continue to provide to Mr. Matheny health, dental, prescription, disability and other insurance and certain other benefits through February 11, 2007.

Under the Separation Agreement and consistent with the Company’s stock incentive plan, Mr. Matheny’s unvested options to purchase 104,101 shares of the Company’s common stock will vest as of the Separation Date, and Mr. Matheny’s grants of 6,089 restricted shares of the Company’s common stock will vest as of the date of the Separation Agreement. The Company’s unvested award to Mr. Matheny of 12,778 performance shares of the Company’s common stock will terminate.

The Separation Agreement, among other things, also contains general releases by the Company and Mr. Matheny, post-employment non-solicitation covenants by Mr. Matheny, post-employment non-disparagement covenants by the Company and Mr. Matheny, and a “standstill” provision limiting Mr. Matheny’s future acquisitions of the Company’s common stock.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(c)	Trex Company, Inc. hereby files the following exhibits:

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Mutual General Release, dated as of October 19, 2005, between Trex Company, Inc. and Robert G. Matheny.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: October 21, 2005	/s/ Anthony J. Cavanna
Anthony J. Cavanna
Chairman of the Board of Directors and
Chief Executive Officer
(Duly Authorized Officer)